Exhibit 99

Contacts:

Media	Investor Relations
Nina Krauss	Mark Bendza
(704) 627-6035	(704) 627-6200
nina.krauss@honeywell.com	mark.bendza@honeywell.com

HONEYWELL OVERDELIVERS ON SALES, ANNOUNCES FOUR ACQUISITIONS
IN THE FOURTH QUARTER; ISSUES 2021 GUIDANCE

•Reported Fourth Quarter Earnings Per Share of $1.91 and Adjusted EPS1 of $2.07, Above High End of Guidance
•Delivered Fourth Quarter Operating Cash Flow of $2.8 Billion, Conversion of 205%, and Free Cash Flow of $2.5 Billion, Adjusted Conversion2 of 170%
•Completed Three M&A Deals Aligned to Key Growth Vectors and Announced Agreement to Acquire Sparta Systems for $1.3 Billion
•Expect 2021 Earnings Per Share of $7.60 - $8.00, Up 13% - 19%, 7% - 13% Adjusted3

CHARLOTTE, N.C., January 29, 2021 -- Honeywell (NYSE: HON) today announced results for the fourth quarter and full year 2020 that exceeded investor expectations, as well as its outlook for 2021.
The company reported a fourth-quarter year-over-year sales decline of 6%, down 7% on an organic basis, and a full-year sales decline of 11% on a reported and organic basis. For the full year, operating margin contracted 120 basis points and segment margin contracted 70 basis points, with earnings per share of $6.72 and adjusted earnings per share4 of $7.10, above the high end of our guidance.
“We finished a challenging 2020 with another quarter of sequential improvements in sales growth, margin expansion, and adjusted earnings per share,” said Darius Adamczyk, chairman and chief executive officer of Honeywell. “Our focus on delivering differentiated solutions drove double-digit organic sales growth in our defense and space, warehouse automation, personal protective equipment, and recurring connected software businesses for the second consecutive quarter. We continued to prudently reduce costs in the quarter, bringing our full-year total fixed cost savings to $1.5 billion. Our fourth quarter adjusted earnings per share was $2.07, flat year-over-year on an adjusted basis1 and above the high end of our guidance. We also continued our focus on generating cash and achieved 170% adjusted free cash flow conversion2 in the quarter. For the year, we generated $6.2 billion in operating cash flow with 130% conversion and $5.3 billion in free cash flow with 105% adjusted free cash flow conversion5.
“Honeywell’s strong balance sheet put us in a good position to weather the challenges of 2020 while investing for future growth. We invested in high-return capital expenditures, repurchased $3.7 billion of Honeywell shares, completed three acquisitions, made six new investments within Honeywell Ventures, and announced our 11th consecutive dividend increase. Even with this level of cash deployment, we ended 2020 with $15.2 billion of cash and short-term investments on hand,” Adamczyk said.
The company also announced its outlook for 2021. Honeywell expects sales of $33.4 billion to $34.4 billion, representing year-over-year organic growth of 1% to 4%; segment margin expansion of 30 to 70 basis points;
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Honeywell Q4’20 Results - 2

earnings per share of $7.60 to $8.00, up 7% to 13% adjusted3; operating cash flow of $5.7 billion to $6.1 billion, and free cash flow6 of $5.1 billion to $5.5 billion. A summary of the company’s 2021 guidance can be found in Table 1.
Adamczyk concluded, “I am very proud of the way Honeywell responded to the crisis in 2020. We quickly focused on liquidity, cost management, and execution, while rapidly innovating and ramping up production of a wide array of offerings to help the world recover, including critical personal protective equipment. We also remained focused on growth and investing in new markets and technologies. We entered 2021 with positive momentum following two quarters of sequential improvement. I am confident we are well-positioned for the economic recovery and will continue to perform for our shareowners, our customers, and our employees in the short and long term.”

Fourth-Quarter Performance
Honeywell sales for the fourth quarter were down 6% on a reported basis and down 7% on an organic basis. The fourth-quarter financial results can be found in Tables 2 and 3.
Aerospace sales for the fourth quarter were down 19% on an organic basis driven by lower commercial aftermarket demand due to the ongoing impact of reduced flight hours and lower volumes in commercial original equipment, partially offset by double-digit growth in Defense and Space. Segment margin expanded 150 basis points to 27.6% driven by productivity actions and commercial excellence.
Honeywell Building Technologies sales for the fourth quarter were down 4% on an organic basis driven by timing of Building Solutions projects and lower demand for security products and building management systems, partially offset by growth in commercial fire. Building Solutions orders were up double digits year-over-year, driven by large project bookings in the Americas and Europe. Segment margin expanded 110 basis points to 21.4%. Margin performance was driven by commercial excellence and productivity actions.
Performance Materials and Technologies sales for the fourth quarter were down 12% on an organic basis driven by continued delays in Process Solutions automation projects as well as volume declines in smart energy and thermal solutions, and lower gas processing projects, catalyst shipments, licensing, and engineering due to softness in the oil and gas sector in UOP, partially offset by return to growth in Advanced Materials driven by demand for fluorine products. Segment margin contracted 380 basis points to 18.7% driven by the impact of lower sales volumes and mix, partially offset by productivity actions.
Safety and Productivity Solutions sales for the fourth quarter were up 27% on an organic basis driven by double-digit Intelligrated and personal protective equipment growth as well as strength in productivity solutions and services. Orders were up double digits year-over-year for the fifth straight quarter, driven by strong personal protective equipment and productivity solutions and services orders growth. Backlog remained at a record high. Segment margin expanded 260 basis points to 15.3% driven by productivity actions and higher volumes.

Conference Call Details
Honeywell will discuss its fourth-quarter and full-year results as well as its 2021 outlook during an investor conference call starting at 8:30 a.m. Eastern Standard Time today. To participate on the conference call, please dial (866) 548-4713 (domestic) or (323) 794-2093 (international) approximately ten minutes before the 8:30 a.m. EST start. Please mention to the operator that you are dialing in for Honeywell’s fourth quarter 2020 earnings and 2021 outlook call or provide the conference code HON2021. The live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website
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Honeywell Q4’20 Results - 3

(www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EST January 29 until 12:30 p.m. EST February 5 by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 1005277.

TABLE 1: FULL-YEAR 2021 GUIDANCE

Sales	$33.4B - $34.4B
Organic Growth	1% - 4%
Segment Margin	20.7% - 21.1%
Expansion	Up 30 - 70 bps
Earnings Per Share	$7.60 - $8.00
Adjusted Earnings Growth[3]	7% - 13%
Operating Cash Flow	$5.7B - $6.1B
Free Cash Flow[6]	$5.1B - $5.5B

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS

	FY 2020	FY 2019	Change
Sales	32,637	36,709	(11)%
Organic Growth			(11)%
Segment Margin	20.4%	21.1%	-70 bps
Operating Income Margin	17.5%	18.7%	-120 bps
Reported Earnings Per Share	$6.72	$8.41	(20)%
Adjusted Earnings Per Share[4]	$7.10	$8.16	(13)%
Cash Flow from Operations	6,208	6,897	(10)%
Conversion	130%	112%	18%
Adjusted Free Cash Flow[7]	5,302	6,271	(15)%
Adjusted Free Cash Flow Conversion[5]	105%	105%	—%
	4Q 2020	4Q 2019	Change
Sales	8,900	9,496	(6)%
Organic Growth			(7)%
Segment Margin	21.1%	21.4%	-30 bps
Operating Income Margin	18.8%	17.8%	100 bps
Reported Earnings Per Share	$1.91	$2.16	(12)%
Adjusted Earnings Per Share[1]	$2.07	$2.06	—%
Cash Flow from Operations	2,782	2,614	6%
Conversion	205%	167%	38%
Adjusted Free Cash Flow[7]	2,491	2,292	9%
Adjusted Free Cash Flow Conversion[2]	170%	154%	16%

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Honeywell Q4’20 Results - 4

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS

AEROSPACE	FY 2020	FY 2019	Change
Sales	11,544	14,054	(18)%
Organic Growth			(18)%
Segment Profit	2,904	3,607	(19)%
Segment Margin	25.2%	25.7%	-50 bps
	4Q 2020	4Q 2019
Sales	2,978	3,661	(19)%
Organic Growth			(19)%
Segment Profit	822	954	(14)%
Segment Margin	27.6%	26.1%	150 bps
HONEYWELL BUILDING TECHNOLOGIES	FY 2020	FY 2019	Change
Sales	5,189	5,717	(9)%
Organic Growth			(9)%
Segment Profit	1,099	1,165	(6)%
Segment Margin	21.2%	20.4%	80 bps
	4Q 2020	4Q 2019
Sales	1,426	1,463	(3)%
Organic Growth			(4)%
Segment Profit	305	297	3%
Segment Margin	21.4%	20.3%	110 bps
PERFORMANCE MATERIALS AND TECHNOLOGIES	FY 2020	FY 2019	Change
Sales	9,423	10,834	(13)%
Organic Growth			(13)%
Segment Profit	1,851	2,433	(24)%
Segment Margin	19.6%	22.5%	-290 bps
	4Q 2020	4Q 2019
Sales	2,556	2,857	(11)%
Organic Growth			(12)%
Segment Profit	478	643	(26)%
Segment Margin	18.7%	22.5%	-380 bps
SAFETY AND PRODUCTIVITY SOLUTIONS	FY 2020	FY 2019	Change
Sales	6,481	6,104	6%
Organic Growth			6%
Segment Profit	907	790	15%
Segment Margin	14.0%	12.9%	110 bps
	4Q 2020	4Q 2019
Sales	1,940	1,515	28%
Organic Growth			27%
Segment Profit	297	192	55%
Segment Margin	15.3%	12.7%	260 bps

1Adjusted EPS and adjusted EPS V% exclude pension mark-to-market, non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett Motion Inc. (Garrett), net of proceeds from settlement of related hedging transaction, and 2019 adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge.
2Adjusted free cash flow conversion excludes impacts from 2019 separation cost payments related to the spin-offs, pension mark-to-market, non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transaction, and 2019 adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge, if applicable.
3Adjusted EPS V% guidance excludes pension mark-to-market, non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transaction, and 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions.
4Adjusted EPS and adjusted EPS V% exclude pension mark-to-market, non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transaction, 2Q20 favorable resolution of a
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Honeywell Q4’20 Results - 5

foreign tax matter related to the spin-off transactions, and 2019 adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge.
5Adjusted free cash flow conversion excludes impacts from 2019 separation cost payments related to the spin-offs, pension mark-to-market, non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transaction, 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions, and 2019 adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge, if applicable.
6Free cash flow guidance assumes proposed reorganization plan contemplated in the plan support agreement signed by Garrett is confirmed; should such plan be confirmed free cash flow definition would be revised to include cash payment from Garrett to Honeywell under such proposed reorganization plan. See appendix for details.
7Adjusted free cash flow excludes impacts from 2019 separation cost payments related to the spin-offs.

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry-specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, technological, and COVID-19 public health factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, and other developments, including the potential impact of the COVID-19 pandemic, and business decisions may differ from those envisaged by such forward-looking statements. Any forward-looking plans described herein are not final and may be modified or abandoned at any time. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, and acquisitions and divestitures for the first 12 months following transaction date; free cash flow, which we define as cash flow from operations less capital expenditures and should the proposed reorganization plan contemplated in the plan support agreement signed by Garrett be confirmed, free cash flow definition would be revised to include cash payment from Garrett to Honeywell under such proposed reorganization plan; adjusted free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude the impact of separation costs related to the spin-offs of Resideo and Garrett, if and as noted in the release; adjusted free cash flow conversion, which we define as adjusted free cash flow divided by net income attributable to Honeywell, excluding pension mark-to-market, adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge, non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transaction, and 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions, if and as noted in the release; and adjusted earnings per share, which we adjust to exclude pension mark-to-market, adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge, non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transaction, and 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions, if and as noted in the release. The respective tax rates applied when adjusting earnings per share for these items are identified in the release or in the reconciliations presented in the Appendix. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

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Honeywell Q4’20 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Product sales	$6,804	$7,133	$24,737	$27,629
Service sales	2,096	2,363	7,900	9,080
Net sales	8,900	9,496	32,637	36,709
Costs, expenses and other
Cost of products sold (1)	4,786	5,025	17,638	19,269
Cost of services sold (1)	1,190	1,303	4,531	5,070
	5,976	6,328	22,169	24,339
Selling, general and administrative expenses (1)	1,248	1,473	4,772	5,519
Other (income) expense	(129)	(164)	(675)	(1,065)
Interest and other financial charges	95	91	359	357
	7,190	7,728	26,625	29,150
Income before taxes	1,710	1,768	6,012	7,559
Tax expense	331	178	1,147	1,329
Net income	1,379	1,590	4,865	6,230
Less: Net income attributable to the noncontrolling interest	20	28	86	87
Net income attributable to Honeywell	$1,359	$1,562	$4,779	$6,143
Earnings per share of common stock - basic	$1.94	$2.19	$6.79	$8.52
Earnings per share of common stock - assuming dilution	$1.91	$2.16	$6.72	$8.41
Weighted average number of shares outstanding - basic	701.8	713.5	704.1	721.0
Weighted average number of shares outstanding - assuming dilution	710.0	722.6	711.2	730.3

(1)Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q4’20 Results - 7

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Net Sales	2020	2019	2020	2019
Aerospace	$2,978	$3,661	$11,544	$14,054
Honeywell Building Technologies	1,426	1,463	5,189	5,717
Performance Materials and Technologies	2,556	2,857	9,423	10,834
Safety and Productivity Solutions	1,940	1,515	6,481	6,104
Total	$8,900	$9,496	$32,637	$36,709

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended December 31,		Twelve Months Ended December 31,
Segment Profit	2020	2019	2020	2019
Aerospace	$822	$954	$2,904	$3,607
Honeywell Building Technologies	305	297	1,099	1,165
Performance Materials and Technologies	478	643	1,851	2,433
Safety and Productivity Solutions	297	192	907	790
Corporate	(23)	(54)	(96)	(256)
Total segment profit	1,879	2,032	6,665	7,739
Interest and other financial charges	(95)	(91)	(359)	(357)
Stock compensation expense (1)	(50)	(41)	(168)	(153)
Pension ongoing income (2)	192	143	785	592
Pension mark-to-market expense	(44)	(123)	(44)	(123)
Other postretirement income (2)	17	12	57	47
Repositioning and other charges (3,4)	(89)	(240)	(575)	(546)
Other (5)	(100)	76	(349)	360
Income before taxes	$1,710	$1,768	$6,012	$7,559

(1)Amounts included in Selling, general and administrative expenses.
(2)Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income/expense (non-service cost components).
(3)Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other income/expense.
(4)Includes repositioning, asbestos, and environmental expenses.
(5)Amounts include the other components of Other income/expense not included within other categories in this reconciliation. Equity income (loss) of affiliated companies is included in segment profit.

Honeywell Q4’20 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$14,275	$9,067
Short-term investments	945	1,349
Accounts receivable—net	6,827	7,493
Inventories	4,489	4,421
Other current assets	1,639	1,973
Total current assets	28,175	24,303
Investments and long-term receivables	685	588
Property, plant and equipment—net	5,570	5,325
Goodwill	16,058	15,563
Other intangible assets—net	3,560	3,734
Insurance recoveries for asbestos related liabilities	366	392
Deferred income taxes	760	86
Other assets	9,412	8,688
Total assets	$64,586	$58,679
LIABILITIES
Current liabilities:
Accounts payable	$5,750	$5,730
Commercial paper and other short-term borrowings	3,597	3,516
Current maturities of long-term debt	2,445	1,376
Accrued liabilities	7,405	7,476
Total current liabilities	19,197	18,098
Long-term debt	16,342	11,110
Deferred income taxes	2,113	1,670
Postretirement benefit obligations other than pensions	242	326
Asbestos related liabilities	1,920	1,996
Other liabilities	6,975	6,766
Redeemable noncontrolling interest	7	7
Shareowners’ equity	17,790	18,706
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$64,586	$58,679

Honeywell Q4’20 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$1,379	$1,590	$4,865	$6,230
Less: Net income attributable to the noncontrolling interest	20	28	86	87
Net income attributable to Honeywell	1,359	1,562	4,779	6,143
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	164	173	644	673
Amortization	90	96	358	415
Repositioning and other charges	89	240	575	546
Net payments for repositioning and other charges	(181)	(219)	(833)	(376)
Pension and other postretirement income	(165)	(32)	(798)	(516)
Pension and other postretirement benefit payments	(10)	(28)	(47)	(78)
Stock compensation expense	50	41	168	153
Deferred income taxes	114	477	(175)	179
Reimbursement receivables charge	159	—	509	—
Other	34	(384)	(335)	(286)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	54	89	669	11
Inventories	217	176	(67)	(100)
Other current assets	(55)	(362)	191	(430)
Accounts payable	475	207	15	118
Accrued liabilities	388	578	555	445
Net cash provided by (used for) operating activities	2,782	2,614	6,208	6,897
Cash flows from investing activities:
Expenditures for property, plant and equipment	(291)	(335)	(906)	(839)
Proceeds from disposals of property, plant and equipment	40	2	57	43
Increase in investments	(865)	(1,035)	(3,236)	(4,253)
Decrease in investments	874	1,146	3,508	4,464
Receipts (payments) from settlements of derivative contracts	(74)	(143)	(149)	102
Cash paid for acquisitions, net of cash acquired	(261)	(46)	(261)	(50)
Net cash provided by (used for) investing activities	(577)	(411)	(987)	(533)
Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	1,897	3,907	10,474	14,199
Payments of commercial paper and other short-term borrowings	(1,888)	(3,906)	(10,400)	(14,199)
Proceeds from issuance of common stock	230	73	393	498
Proceeds from issuance of long-term debt	20	1	10,125	2,726
Payments of long-term debt	(71)	(2,783)	(4,308)	(2,903)
Repurchases of common stock	(1,565)	(750)	(3,714)	(4,400)
Cash dividends paid	(671)	(644)	(2,592)	(2,442)
Other	(5)	(7)	(59)	(79)
Net cash provided by (used for) financing activities	(2,053)	(4,109)	(81)	(6,600)
Effect of foreign exchange rate changes on cash and cash equivalents	87	65	68	16
Net increase (decrease) in cash and cash equivalents	239	(1,841)	5,208	(220)
Cash and cash equivalents at beginning of period	14,036	10,908	9,067	9,287
Cash and cash equivalents at end of period	$14,275	$9,067	$14,275	$9,067

Honeywell Q4’20 Results - 10

Honeywell International Inc.
Reconciliation of Organic Sales % Change (Unaudited)

	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020
Honeywell
Reported sales % change	(6)%	(11)%
Less: Foreign currency translation	1%	—%
Less: Acquisitions, divestitures and other, net	—%	—%
Organic sales % change	(7)%	(11)%

Aerospace
Reported sales % change	(19)%	(18)%
Less: Foreign currency translation	—%	—%
Less: Acquisitions, divestitures and other, net	—%	—%
Organic sales % change	(19)%	(18)%

Honeywell Building Technologies
Reported sales % change	(3)%	(9)%
Less: Foreign currency translation	1%	—%
Less: Acquisitions, divestitures and other, net	—%	—%
Organic sales % change	(4)%	(9)%

Performance Materials and Technologies
Reported sales % change	(11)%	(13)%
Less: Foreign currency translation	1%	—%
Less: Acquisitions, divestitures and other, net	—%	—%
Organic sales % change	(12)%	(13)%

Safety and Productivity Solutions
Reported sales % change	28%	6%
Less: Foreign currency translation	1%	—%
Less: Acquisitions, divestitures and other, net	—%	—%
Organic sales % change	27%	6%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation, and acquisitions, net of divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.

Honeywell Q4’20 Results - 11

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended December 31,		Three Months Ended September 30, 2020	Twelve Months Ended December 31,
	2020	2019		2020	2019
Segment profit	$1,879	$2,032	$1,553	$6,665	$7,739
Stock compensation expense (1)	(50)	(41)	(40)	(168)	(153)
Repositioning, Other (2,3)	(111)	(259)	(161)	(641)	(598)
Pension and other postretirement service costs (4)	(42)	(37)	(41)	(160)	(137)
Operating income	$1,676	$1,695	$1,311	$5,696	$6,851
Segment profit	$1,879	$2,032	$1,553	$6,665	$7,739
÷ Net sales	$8,900	$9,496	$7,797	$32,637	$36,709
Segment profit margin %	21.1%	21.4%	19.9%	20.4%	21.1%
Operating income	$1,676	$1,695	$1,311	$5,696	$6,851
÷ Net sales	$8,900	$9,496	$7,797	$32,637	$36,709
Operating income margin %	18.8%	17.8%	16.8%	17.5%	18.7%

(1)Included in Selling, general and administrative expenses.
(2)Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(3)Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.
(4)Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.

Honeywell Q4’20 Results - 12

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share and Adjusted Earnings per Share Excluding Spin-off Impact (Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30, 2020	Twelve Months Ended December 31,
	2020	2019		2020	2019
Earnings per share of common stock - assuming dilution (1)	$1.91	$2.16	$1.07	$6.72	$8.41
Pension mark-to-market expense (2)	0.05	0.13	—	0.04	0.13
Separation related tax adjustment (3)	—	—	—	(0.26)	—
Impacts from U.S. Tax Reform	—	(0.23)	—	—	(0.38)
Garrett related adjustment (4)(5)	0.11	—	0.49	0.60	—
Adjusted earnings per share of common stock - assuming dilution	$2.07	$2.06	$1.56	$7.10	$8.16

(1)    For the three months ended December 31, 2020 and 2019, adjusted earnings per share utilizes weighted average shares of approximately 710.0 million and 722.6 million. For the twelve months ended December 31, 2020 and 2019, adjusted earnings per share utilizes weighted average shares of approximately 711.2 million and 730.3 million. For the three months ended September 30, 2020, adjusted earnings per share utilizes weighted average shares of approximately 709.6 million.

(2)    Pension mark-to-market expense uses a blended tax rate of 25% and 24% for 2020 and 2019.

(3)    For the twelve months ended December 31, 2020, separation-related tax adjustment of $186 million ($186 million net of tax) includes the favorable resolution of a foreign tax matter related to the spin-off transactions.

(4)     For the three months ended September 30, 2020, the adjustment was $350 million net of tax due to the non-cash charge associated with the reduction in value of reimbursement receivables due from Garrett.

(5) For the three and twelve months ended December 31, 2020, adjustments were $77 million and $427 million net of tax due to the non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transactions.

We believe adjusted earnings per share, excluding spin-off impact, is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. We therefore do not include an estimate for the pension mark-to-market expense. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.

Honeywell Q4’20 Results - 13

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Three Months Ended September 30, 2020	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2019
Cash provided by operating activities	$2,782	$2,614	$1,007	$6,208	$6,897
Expenditures for property, plant and equipment	(291)	(335)	(249)	(906)	(839)
Free cash flow	2,491	2,279	758	5,302	6,058
Separation cost payments	—	13	—	—	213
Adjusted free cash flow	$2,491	$2,292	$758	$5,302	$6,271
Net income attributable to Honeywell	$1,359	$1,562	$758	$4,779	$6,143
Separation related tax adjustment	—	—	—	(186)	—
Impacts from U.S. Tax Reform	—	(167)	—	—	(281)
Pension mark-to-market	33	94	—	33	94
Garrett related adjustment(1)(2)	77	—	350	427	—
Adjusted net income attributable to Honeywell	$1,469	$1,489	$1,108	$5,053	$5,956
Cash provided by operating activities	$2,782	$2,614	$1,007	$6,208	$6,897
÷ Net income (loss) attributable to Honeywell	$1,359	$1,562	$758	$4,779	$6,143
Operating cash flow conversion	205%	167%	133%	130%	112%
Adjusted free cash flow	$2,491	$2,292	$758	$5,302	$6,271
÷ Adjusted net income attributable to Honeywell	$1,469	$1,489	$1,108	$5,053	$5,956
Adjusted free cash flow conversion %	170%	154%	68%	105%	105%

(1) For the three months ended September 30, 2020, the adjustment was $350 million net of tax due to the non-cash charge associated with the reduction in value of reimbursement receivables due from Garrett.

(2) For the three and twelve months ended December 31, 2020, adjustments were $77 million and $427 million net of tax due to the non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transactions.

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q4’20 Results - 14

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

Twelve Months Ended December 31, 2021(E) ($B)
Cash provided by operating activities	~$5.7 - $6.1
Expenditures for property, plant and equipment	~(1)
Garrett cash receipts	0.4
Free cash flow	~$5.1 - $5.5

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment plus Garrett cash receipts.

We believe that free cash flow is a non-GAAP metric that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity. For forward looking information, we do not provide cash flow conversion guidance on a GAAP basis as management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets.

Should the proposed reorganization plan contemplated in the Plan Support Agreement signed by Centerbridge, Oaktree, Honeywell, Garrett and certain other parties thereto (the “Reorganization Plan”) be confirmed by the bankruptcy court, we will revise our definition of free cash flow to include cash payments from Garrett to Honeywell. We believe this revised definition will be useful to investors and management because, under the IRA and TMA, cash reimbursements from Garret were classified as cash flow from operations, which offset cash payments made by the Company for asbestos and tax related matters. Should the Reorganization Plan be confirmed, the IRA and TMA will terminate, and instead of reimbursements classified as cash flow from operations, Honeywell will receive the cash payment stream contemplated under the Reorganization Plan. However, because the underlying reason for a cash payment stream from Garrett will not have changed, we believe that continuing to include cash payments from Garrett in free cash flow is useful to investors and management for comparability to prior periods.